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Exhibit No. 10(O)
                           THE PROGRESSIVE CORPORATION

                               2003 INCENTIVE PLAN

SECTION 1.  ESTABLISHMENT; PURPOSE; DEFINITIONS.


                  (a) The Progressive Corporation, an Ohio corporation (the "Company"), hereby establishes an incentive compensation plan for key employees, to be known as "The Progressive Corporation 2003 Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Restricted Stock and Stock Options to key employees of the Company and its Subsidiaries and Affiliates.

                  (b) The purpose of the Plan is to enable the Company to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates and strengthen the mutuality of interests between such key employees and the Company's shareholders by offering such key employees equity or equity-based incentives.

                  (c) For purposes of the Plan, the following terms shall have the meanings set forth below:

                  "Affiliate" means any entity (other than the Company and its Subsidiaries) that is designated by the Board as a participating employer under the Plan.

                  "Award" means any award of Restricted Stock or Stock Options under the Plan.

                  "Award Agreement" means an agreement setting forth the terms and conditions applicable to an Award granted to a Participant under the Plan.

                  "Board" means the Board of Directors of the Company.

                  "Book Value" means, as of any given date, on a per share basis
         (1) the shareholders' equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's audited consolidated balance sheet as of such year-end date, subject to such adjustments as the Committee shall specify at or after grant, divided by (2) the number of outstanding shares of Stock as of such year-end date, subject to such adjustments as the Committee shall specify for events subsequent to such year-end date.

                  "Change in Control" has the meaning assigned to it in Section 7(b).

                  "Change in Control Price" has the meaning assigned to it in
         Section 7(d).

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  "Committee" means the Compensation Committee of the Board.

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                  "Company" means The Progressive Corporation, an Ohio
         corporation, or any successor corporation.

                  "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities held by such Participant or the duties assigned to such Participant at the time such condition arose or was incurred, and which is expected to be permanent or for an indefinite duration.

                  "Eligible Persons" has the meaning assigned to it in Section
         4.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expiration Date" means the date upon which an Award, or any portion thereof, is scheduled to expire or terminate if not exercised or vested prior thereto, as determined by the Committee.

                  "Fair Market Value" means, as of any given date, the mean between the highest and lowest quoted selling price of the Stock on such date on the New York Stock Exchange or, if no such sale of the Stock occurs on the New York Stock Exchange on such date, then such mean price on the next preceding day on which the Stock was traded. If the Stock is no longer traded on the New York Stock Exchange, then the Fair Market Value of the Stock shall be determined by the Committee in good faith.

                  "Family Member" means a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, a trust in which any of these persons (and/or the Participant) holds more than 50% of the beneficial interest, a foundation in which any of these persons (and/or the Participant) controls the management of assets and any other entity in which any of these persons (and/or the Participant) owns more than 50% of the voting interests.

                  "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option", which satisfies the requirements of Section 422 of the Code or any successor section thereto.

                  "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission.

                  "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  "Option Exercise Price" means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option, as determined by the Committee and set forth in the related Option Award Agreement.

                  "Option Term" shall have the meaning assigned to it in Section 6(b)(2).

                  "Outside Director" shall have the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

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                  "Participant" means an Eligible Person who holds an
         outstanding Award granted under the Plan.

                  "Performance-Based Restricted Stock" means an Award of Restricted Stock, which will vest upon the achievement of Performance Goals established by or under the direction of the Committee and set forth in the related Award Agreement and which is intended to qualify for the exemption from the limitation on deductibility imposed by
         Section 162(m) of the Code.

                  "Performance Goals" means the performance goals established by the Committee with respect to any Award, which shall be based on one or more of the following measures: earned premiums, operating income, net income, combined ratio, underwriting income and/or operating ratios (including loss ratio, loss adjustment expense ratio and/or expense ratio). Performance goals may be measured on a corporate, subsidiary or business unit basis, or any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

                  "Plan" means The Progressive Corporation 2003 Incentive Plan, as amended from time to time.

                  "Potential Change in Control" has the meaning assigned to it in Section 7(c).

                  "Restricted Stock" means an Award of shares of Stock that is made pursuant to Section 5 and is subject to restrictions.

                  "Restriction Period" and "Minimum Restriction Period" shall have the meanings assigned to them in Section 5(b)(6).

                  "Section 16 Participant" means a Participant under the Plan who is then subject to Section 16 of the Exchange Act.

                  "Stock" means the Common Shares, $1.00 par value per share, of the Company.

                  "Stock Option" or "Option" means any option to purchase shares of Stock that is granted pursuant to Section 6.

                  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "Time-based Restricted Stock" means an Award of Restricted Stock that will vest upon the lapse of a time period determined by or under the direction of the Committee and specified in the related Award Agreement.

SECTION 2. ADMINISTRATION.

                  The Plan shall be administered by the Committee. The Committee shall consist of not less than three directors of the Company, all of whom shall be Non-Employee Directors and Outside

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Directors. Committee members shall be appointed by the Board and shall serve on the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.

                  The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of Awards to be granted to each Participant, the consideration, if any, to be paid for such Awards, the timing of such Awards, the terms and conditions of Awards granted under the Plan and the terms and conditions of the related Award Agreements which will be entered into with Participants. As to the selection of and grant of Awards to Participants who are not Section 16 Participants, the Committee may delegate its responsibilities to members of the Company's management consistent with applicable law.

                  The Committee shall have the authority to adopt, alter, change and repeal such rules, regulations, guidelines and practices governing the Plan, from time to time, as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

                  Any interpretation and administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all Participants in the Plan, their respective legal representatives, successors and assigns and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

SECTION 3.  STOCK SUBJECT TO THE PLAN.

                  (a) Aggregate Stock Subject to the Plan. Subject to adjustment as provided in Section 3(c) below, the total number of shares of Stock reserved and available for Awards under the Plan is 5,000,000. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                  (b) Forfeiture or Termination of Awards or Stock. If any Stock subject to any Award granted hereunder is forfeited or an Award otherwise terminates or expires without the issuance of Stock, the Stock that is subject to such Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the Participant who had been awarded such forfeited Stock or the expired or terminated Award has theretofor received dividends or other benefits of ownership with respect to such Stock. For purposes hereof, a Participant shall not be deemed to have received a benefit of ownership with respect to such Stock by the exercise of voting rights or the accumulation of dividends which are not realized due to the forfeiture of such Stock or the expiration or termination of the related Award without issuance of such Stock.

                  (c) Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, reverse share split, combination of shares or other change in the corporate or capital structure of the Company affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the maximum number of shares that may be subject to Awards granted to any

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         Participant during any calendar year or other period, in the number and
         Option Exercise Price of shares subject to outstanding Options granted under the Plan and in the number of shares subject to Restricted Stock Awards granted under the Plan as may be approved by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of shares subject to any Award shall always be a whole number. Any fractional shares shall be eliminated.

                  (d) Annual Award Limitation. No Participant may be granted Awards under the Plan with respect to an aggregate of more than 200,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.

SECTION 4. ELIGIBILITY.

                  Officers and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any other person who serves only as a director) who are responsible for or contribute to the management, growth or profitability of the business of the Company or its Subsidiaries or Affiliates ("Eligible Persons") are eligible to be granted Awards under the Plan.

SECTION 5. RESTRICTED STOCK.

                  (a) Grant. Subject to the terms and conditions of the Plan, Restricted Stock may be awarded to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Stock will be made; the number of shares of Restricted Stock to be awarded to each Participant; the price (if any) to be paid by the Participant (subject to Section 5(b)); whether the Awards will consist of Performance-Based Restricted Stock or Time-Based Restricted Stock or a combination thereof; the date or dates or conditions upon which Restricted Stock Awards will vest, whether through lapse of time or the achievement of specified Performance Goals; the Performance Goal or Goals, if any, that must be satisfied as a condition to the vesting of any Restricted Stock Award; the period or periods within which such Restricted Stock Awards may be subject to forfeiture; and the other terms and conditions of such Awards in addition to those set forth in Section 5(b).

                  The Committee may condition the grant or vesting of Restricted Stock upon the lapse of time or the attainment of specified Performance Goals or such other factors as the Committee may determine in its sole discretion.

                  (b) Terms and Conditions. Restricted Stock awarded under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A Participant who receives a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

                  (1) The purchase price for shares of Restricted Stock shall be determined by the Committee at the time of grant and may be equal to their par value or zero.

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                  (2) Awards of Restricted Stock must be accepted by executing the related Restricted Stock Award Agreement, delivering an executed copy of such Restricted Stock Award Agreement to the Company and paying whatever price (if any) is required under
                  Section 5(b)(1).

                  (3) Subject to Section 5(b)(5), each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

                  (4) Subject to Section 5(b)(5), the stock certificates evidencing such shares of Restricted Stock shall be delivered to and held in custody by the Company, or its designee, until the restrictions thereon shall have lapsed or any conditions to the vesting of such Award have been satisfied. As a condition of any Restricted Stock Award, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Stock covered by such Award.

                  (5) In the discretion of the Company, any shares of Restricted Stock awarded to any Participant may be issued and held in book entry form. In such event, no stock certificates evidencing such shares will be issued and the applicable restrictions will be noted in the records of the Company's transfer agent and in the book entry system.

                  (6) A Participant may be granted an Award of Time-Based Restricted Stock or Performance-Based Restricted Stock, or a combination thereof. Time-Based Restricted Stock Awards will vest and all restrictions thereon will terminate upon the lapse of a period of time specified by the Committee, provided all other conditions to vesting have been met. Performance-Based Restricted Stock Awards will vest and all restrictions thereon will terminate upon the certification by the Committee of the achievement of the specified Performance Goals, provided all other conditions to vesting have been met.

                  (7) Subject to the provisions of this Plan and the related Restricted Stock Award Agreement, during the period set by the Committee commencing with the date of a Restricted Stock Award (the "Restriction Period"), the Participant who has received such Award shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the shares of Restricted Stock which are subject to such Award. The Restriction Period shall not be less than six months and one day in duration ("Minimum Restriction Period") and may be a function of time or the achievement of Performance Goals, or both, as determined by the Committee at the time of grant. Subject to these limitations and the Minimum Restriction Period requirement, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, in its sole discretion; provided that any such action does not affect any Award held by any Participant who is subject to Section 162(m) of the Code.

                  (8) Except as provided in this Section 5(b)(8), Section 5(b)(7) or Section 5(b)(9), the Participant shall have, with respect to the shares of Restricted Stock awarded, all of the rights of a shareholder of the Company, including the right to vote the Stock and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time

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                  of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 10(f), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

                  (9) No Restricted Stock shall be transferable by any Participant other than by will or by the laws of descent and distribution, except that, if determined by the Committee at the time of grant and so provided in the applicable Award Agreement, a Participant may transfer Restricted Stock during his or her lifetime to one or more of his or her Family Members, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Restricted Stock. The transferee of Restricted Stock will be subject to all restrictions, terms and conditions applicable to the Restricted Stock prior to its transfer, except that the Restricted Stock will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

                  (10) If a Participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Restricted Stock held by such Participant at the time of death shall thereafter vest or any restrictions lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of death had the Participant continued to fulfill all of the conditions of the Restricted Stock Award during such period; provided that, if the vesting of such Award is conditioned on or subject to the achievement of specified Performance Goals, such Performance Goals are achieved prior to the earlier of the expiration of such one year period or the Expiration Date of the Award, subject in all cases to the Minimum Restriction Period requirement. The balance of the Restricted Stock shall be forfeited.

                  (11) If a Participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Stock then held by such Participant shall thereafter vest or any restriction lapse, to the extent such Restricted Stock would have become vested or no longer subject to restrictions within one year from the time of such termination had the Participant continued to fulfill all of the conditions of the Restricted Stock Award during such period; provided that, if the vesting of such Award is conditioned on or subject to the achievement of specified Performance Goals, such Performance Goals are achieved prior to the earlier of the expiration of such one year period or the Expiration Date of the Award, subject in all cases to the Minimum Restriction Period requirement. The balance of the Restricted Stock shall be forfeited.

                  (12) Unless otherwise determined by the Committee at or after the time of granting any Restricted Stock Award, and except as provided in Section 5(b)(13) hereof, if a Participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Restricted Stock held by such Participant which is unvested or subject to restriction at the time of such termination shall thereupon be forfeited.

                  (13) If a Participant's employment with the Company (or any of its Subsidiaries or Affiliates) terminates due to a Qualified Retirement (as defined below), the following provisions shall apply (subject in all cases to Section 5(b)(13)(C) hereof):

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                  (A)      if and to the extent that any Award Installment (as
                           defined below) is vested as of the Qualified
                           Retirement Date (as defined below), all shares of Restricted Stock held by the Participant in connection with such Award Installment shall be free of applicable restrictions and delivered to the Participant (subject to Section 5(b)(5));

                  (B) (i) with respect to all Time-Based Restricted Stock Awards held by the Participant on his or her Qualified Retirement Date, if and to the extent that any Award Installment is not vested as of such Qualified Retirement Date, such Award Installment (a) shall remain in effect with respect to fifty percent (50%) of the shares of Stock covered thereby and, as to such shares, shall immediately vest on the Participant's Qualified Retirement Date, and shall thereafter be free of applicable restrictions and delivered to the Participant (subject to Section 5(b)(5)); and (b) shall terminate, effective as of the Qualified Retirement Date, with respect to the remaining fifty percent (50%) of the shares covered by such Award Installment.

                           (ii) with respect to all Performance-Based Restricted Stock Awards held by the Participant on his or her Qualified Retirement Date, if and to the extent that any Award Installment is not vested as of the Qualified Retirement Date, such Award Installment (a) shall remain in effect with respect to fifty percent (50%) of the shares of Stock covered thereby and, as to such shares, shall vest upon the achievement of the related Performance Goals (unless such Performance Goals are not achieved prior to the Expiration Date applicable to such Award Installment, in which event the Award Installment will terminate, and all shares of Restricted Stock covered by such Award Installment will be forfeited, as of such Expiration Date), and (b) shall terminate, effective as of the Qualified Retirement Date, with respect to the remaining fifty percent (50%) of the shares covered by such Award Installment; provided that, with respect to any member of the Company's Senior Management Group (as defined below) who has given the Company at least one (1) full year's prior written notice of his or her retirement, upon any Qualified Retirement of such individual, no portion of any Performance-Based Restricted Stock Awards held by such Participant on his or her Qualified Retirement Date will terminate on such date, but such Awards will remain in effect and one hundred percent (100%) of the shares subject to each such Award held by such Participant on his or her Qualified Retirement Date shall vest as of the date on which the applicable Performance Goals have been achieved (unless such Performance Goals are not achieved prior to the Expiration Date applicable to such Award, in which event the Award will terminate, and all shares of Restricted Stock covered by such Award will be forfeited, as of such Expiration Date).

                  (C) if the Committee determines that the Participant is or has engaged in any Disqualifying Activity (as defined below), then (1) to the extent that any Restricted Stock Award held by such Participant has vested as of the

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                           Disqualification Date (as defined below), the
                           Participant shall have the right to receive all shares of Restricted Stock which are vested as of such date (subject to Section 5(b)(5)) and (2) to the extent that any Restricted Stock Award held by such Participant has not vested as of the Disqualification Date, the Award shall terminate, and all related shares shall be forfeited, as of such date. Any determination by the Committee, which may act upon the recommendation of the Chief Executive Officer or other senior officer of the Company, that the Participant is or has engaged in any Disqualifying Activity, and as to the Disqualification Date, shall be final and conclusive.

                  (D) For purposes of Section 5(b)13, the following terms are defined as follows:

                           (i) Qualified Retirement - any termination of a Participant's employment with the Company or its Subsidiaries or Affiliates for any reason (other than death, Disability or an involuntary termination for Cause) if, at or immediately prior to the date of such termination, the Participant satisfies both of the following conditions:

                                    (a)      the Participant is 55 year of age
                                             or older; and

                                    (b)      the sum of the Participant's age
                                             and completed years of service as
                                             an employee of the Company or its
                                             Subsidiaries or Affiliates
                                             (disregarding fractions in both
                                             cases) shall total 70 or more.

                           (ii)Qualified Retirement Date - the date as of which the Participant's employment with the Company or its Subsidiaries or Affiliates shall terminate pursuant to a Qualified Retirement.

                           (iii) Disqualifying Activity - means any of the following acts or activities:

                                    (a) directly or indirectly serving as a
                                    principal, shareholder, partner, director, officer, employee or agent of, or as a consultant, advisor or in any other capacity to, any business or entity which competes with the Company or its Subsidiaries or Affiliates in any business or activity then conducted by the Company or any of its Subsidiaries or Affiliates to an extent deemed material by the Committee; or

                                    (b) any disclosure by the Participant, or any use by the Participant for his or her own benefit or for the benefit of any other person or entity (other than the Company or its Subsidiaries or Affiliates), of any confidential information or trade secret of the Company or any of its Subsidiaries or Affiliates without the consent of the Company; or

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                                    (c) any material violation of any of the
                                    provisions of the Company's Code of Business
                                    Conduct and Ethics ("Code of Conduct") or any agreement between the Participant and the Company;

                                    (d) making any other disclosure or taking any other action which is determined by the Committee to be materially detrimental to the business, prospects or reputation of the Company or any of its Subsidiaries or Affiliates; or

                                    (e) the Participant fails, in any material respect, to perform his or her assigned responsibilities as an employee of the Company or any of its Subsidiaries or Affiliates, as determined by the Committee, in its sole judgment, after consulting with the Chief Executive Officer.

                  The ownership of less than 2% of the outstanding voting securities of a publicly traded corporation which competes with the Company or any of its Subsidiaries or Affiliates shall not constitute a Disqualifying Activity.

                           (iv) Cause - means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which, in the judgment of the Committee, is harmful to the business or reputation of the Company or any Subsidiary or Affiliate; or any material violation of the Code of Conduct or any agreement between the Participant and the Company.

                           (v) Disqualification Date - the earliest date as of which the Participant engaged in any Disqualifying Activity, as determined by the Committee.

                           (vi)Award Installment - if the Restricted Stock Award consists of multiple Awards, each with a separate Vesting Date and/or separate Expiration Date, any one of such Awards or, if the Restricted Stock Award consists of a single Award, with a single Vesting Date and a single Expiration Date, then the entire Award.

                           (vii) Vesting Date - the date on which any restrictions on a Restricted Stock Award terminate and such Award vests, whether by reason of lapse of time, the achievement of specified Performance Goals or both.

                           (viii) Senior Management Group - means the Chief Executive Officer and other members of the executive management team, (i.e. the Chief Executive Officer's Direct Reporting Group) determined, with respect to any Participant, on the date of his or her retirement from the Company.

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                  (14) Any Participant who is then eligible to participate in
                  The Progressive Corporation Executive Deferred Compensation Plan or any other deferral plan hereafter adopted or maintained by the Company (a "Deferral Plan") may elect to defer all or any portion of any Restricted Stock Awards granted to him or her under this Plan, subject to and in accordance with the terms of the applicable Deferral Plan.

SECTION 6. STOCK OPTIONS.

                  (a) Grant. Subject to the terms and conditions of the Plan, Stock Options may be granted to Eligible Persons at any time and from time to time, as shall be determined by the Committee. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made; the number of shares purchasable under each Stock Option; and the other terms and conditions of the Stock Options in addition to those set forth in Sections 6(b) and 6(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

                  Stock Options granted under the Plan may be either of two types, which shall be indicated on their face: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Subject to Section 6(c) hereof, the Committee shall have the authority to grant to any Participant Incentive Stock Options, Non-Qualified Stock Options or a combination thereof.

                  (b) Terms and Conditions. Options granted under the Plan shall be evidenced by Option Award Agreements, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (1) Option Exercise Price. The Option Exercise Price per share of Stock purchasable under a Non-Qualified Stock Option shall be determined by the Committee at the time of grant and shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. The Option Exercise Price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Stock at the date of grant (or 110% of the Fair Market Value of the Stock at the date of grant in the case of a Participant who at the date of grant owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code)(a "10% Participant")).

                  (2) Option Term. The term of each Stock Option ("Option Term") shall be determined by the Committee at the time of grant and may not exceed ten years from the date the Option is granted (or, with respect to Incentive Stock Options, five years in the case of a 10% Participant).

                  (3) Exercise. Stock Options shall be exercisable at such time or times and subject to such terms and conditions (which may include, without limitation, the achievement of one or more Performance Goals) as shall be determined by the Committee at or after grant; provided, however, that, except as provided in
                  Section 7, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after a specified vesting date, the Committee may accelerate or waive, in whole or in part, such installment exercise provisions or vesting date, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

                  (4) Method of Exercise. Subject to whatever installment exercise provisions apply with respect to such Stock Option, and the six month and one day holding period set forth in
                  Section 6(b)(3) and any other conditions to vesting, Stock Options may be exercised in whole or in part, at any time during the Option Term, by giving to the Company written notice of exercise specifying the number of shares of Stock to be purchased.

                           Such notice shall be accompanied by payment in full
                  of the Option Exercise Price of the shares of Stock for which the Option is exercised, in cash or by check or such other instrument as the Committee may accept. Subject to the following sentence, unless otherwise determined by the Committee, in its sole discretion, at or after grant, payment, in full or in part, of the Option Exercise Price of (i) Incentive Stock Options may be made in the form of unrestricted Stock then owned by the Participant and (ii) Non-Qualified Stock Options may be made in the form of unrestricted Stock then owned by the Participant or Stock that is part of the Non-Qualified Stock Option being exercised. Notwithstanding the foregoing, any election by a Section 16 Participant to satisfy such payment obligation, in whole or in part, with unrestricted Stock then owned by such Participant or Stock that is part of the Non-Qualified Stock Option being exercised shall be subject to prior approval by the Committee, in its sole discretion. The value of each such share surrendered or withheld shall be equal to the Fair Market Value of the Stock on the date the Option is exercised.

                           No Stock shall be issued pursuant to an exercise of
                  an Option until full payment has been made therefor. A Participant shall not have rights to dividends or any other rights of a shareholder with respect to any Stock subject to an Option unless and until the Participant has given written notice of exercise, has paid in full for such shares, has given, if requested, the representation described in Section 10(a) and such shares have been issued to the Participant.

                  (5) Non-Transferability of Options. Except as provided in the following sentence, no Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant or, subject to Sections 6(b)(3) and 6(c), by the Participant's authorized legal representative if the Participant is unable to exercise an Option as a result of the Participant's Disability. Notwithstanding the foregoing, if determined by the Committee at the time of grant and so provided in the applicable Award Agreement, a Participant may transfer a Non-Qualified Stock Option during his or her lifetime to one or more of his or her Family Members, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Stock Option. The transferee of a Stock Option will be subject to all restrictions, terms and conditions applicable to the Stock Option prior to its transfer, except that the Stock Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

                  (6) Termination by Death. Subject to Section 6(c), if any Participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or would have become exercisable within one year from the time of death had the Participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the estate of the Participant (acting through its fiduciary) for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death; provided that, if the vesting of such Option is conditioned on or subject to the achievement of specified Performance Goals, such Performance Goals are achieved prior to the earlier of the expiration of such one year period or the Expiration Date of such Option. The balance of the Stock Option shall be forfeited.

                  (7) Termination by Reason of Disability. Subject to Sections 6(b)(3) and 6(c), if a Participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised, to the extent such Option was exercisable at the time of termination or would have become exercisable within one year from the time of termination had the Participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the Participant or by the Participant's duly authorized legal representative if the Participant is unable to exercise the Option as a result of the Participant's Disability, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such termination of employment; provided that, if the vesting of such Option is conditioned on or subject to the achievement of specified Performance Goals, such Performance Goals are achieved prior to the earlier of the expiration of such one year period or the Expiration Date of such Option; and provided, further, that if the Participant dies within such one-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such Participant shall thereafter be exercisable by the estate of the Participant (acting through its fiduciary) to the same extent to which it was exercisable at the time of death for a period of one year from the date of such termination of employment. The balance of the Stock Option shall be forfeited.

                  (8) Other Termination. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a Participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Stock Options held by such Participant shall thereupon immediately terminate, except that if the Participant is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, any such Stock Option may be exercised, to the extent otherwise exercisable at the time of such termination, at any time during the lesser of two months from the date of such termination or the balance of such Stock Option's term. For purposes of this Section, "Cause" has the meaning set forth in Section 5(b)(13)(D)(iv).

         (c) Incentive Stock Options. Notwithstanding Section 4, only employees of the Company or a Subsidiary shall be eligible to receive Incentive Stock Options. Notwithstanding Sections 6(b)(6) and (7), an Incentive Stock Option shall be exercisable by (i) a Participant's authorized legal representative (if the Participant is unable to exercise the Incentive Stock Option as a result of the Participant's Disability) only if, and to the extent, permitted by Section 422 of the Code and
         Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) by the Participant's estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (or 5 years in the case of a 10% Participant) (in addition to any other restrictions or limitations which may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422 or any successor Section thereto.

         (d) Buyout Provisions. The Committee may at any time buy out, for a payment in cash, Stock or Restricted Stock, any Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the Participant, provided that no such transaction involving a Section 16 Participant shall be structured or effected in a manner that would violate, or result in any liability on the part of the Participant under, Section 16 of the Exchange Act or the rules and regulations promulgated thereunder.

SECTION 7. CHANGE IN CONTROL PROVISION.

                  (a) Impact of Event. In the event of and upon: (1) a "Change in Control" as defined in Section 7(b) or (2) a "Potential Change in Control" as defined in Section 7(c), the following acceleration and valuation provisions shall apply:

                           (1) Any Stock Options awarded under the Plan not
                  previously exercisable and vested shall become fully exercisable and vested;

                           (2) All restrictions, limitations and Performance
                  Goals, if any, applicable to any Restricted Stock or Stock Options shall terminate and such Stock or Stock Options shall be deemed fully vested; and

                           (3) The value of all outstanding Awards, in each case
                  to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be cashed out on the basis of the "Change in Control Price", as defined in Section 7(d), as of the date such Change in Control or such Potential Change in Control is determined to have occurred.

                  (b) Definition of Change in Control. For purposes of Section 7(a), a "Change in Control" means the happening of any of the following:

                           (1) When any "person" as defined in Section 3(a)(9)
                  of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities; provided, however, that the terms "person" and "group" shall not include any "Excluded Director", and the term "Excluded Director" means any director who, on the effective date of the Plan, is the beneficial owner of or has the right to acquire an amount of Stock equal to or greater than five percent of the number of shares of Stock outstanding on such effective date; and further provided that, unless otherwise determined by the Board or any committee thereof, the terms "person" and "group" shall not include any entity or group of entities which has acquired Stock of the Company in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, ("Investment Intent"), as demonstrated by the filing by such entity or group of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the Exchange Act, as long as such entity or group continues to hold such Stock with an Investment Intent;

                           (2) When, during any period of 24 consecutive months
                  during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 7(b)(2); or

                           (3) The occurrence of a transaction requiring
                  shareholder approval for the acquisition of the Company, or any portion of the outstanding equity securities or voting power of the Company, by an entity other than the Company or a Subsidiary through purchase of Stock or assets, by merger or otherwise;

         provided, however, a change in control shall not be deemed to be a Change in Control for purposes of the Plan if the Board approves such change prior to either (i) the commencement of any of the events described in Section 7(b)(l), (2), or (3) or 7(c)(l) or (ii) the commencement by any person other than the Company of a tender offer for Stock.

                  (c) Definition of Potential Change in Control. For purposes of
         Section 7(a), a "Potential Change in Control" means the happening of any one of the following:

                  (1) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 7(b); or

                  (2) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

                  (d) Change in Control Price. For purposes of this Section 7, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a Change in

         Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

SECTION 8. AMENDMENTS AND TERMINATION.

                  The Board may at any time, in its sole discretion, amend, supplement, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent. The Company shall submit to the shareholders of the Company for their approval any amendments to the Plan which are required to be approved by shareholder by law or the rules and regulations of any governmental authority or any stock exchange upon which the Stock is then traded.

                  Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the approval of the shareholders, to (a) increase the total number of shares of Stock that may be issued under the Plan or to any Participant during any calendar year (except for adjustments pursuant to Section 3(c)), (b) permit the granting of Stock Options with Option Exercise Prices lower than those specified in Section 6(b)(1), (c) modify the Plan's eligibility requirements, or (d) change the Performance Goals specified in Section 1(c). Further, no Performance-Based Award may be amended if such amendment would adversely affect the Award's qualification as qualified performance-based compensation under Section 162(m) of the Code.

                  The Committee may at any time, in its sole discretion, amend the terms of any outstanding Award, but no such amendment shall be made which would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent; nor, in the case of any Award of a Stock Option, shall any such amendment reduce the Option Exercise Price relating to such Stock Option or, in any other case, reduce the purchase price (if any) of the Stock which is subject to an outstanding Award; nor shall any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding an Award without the Participant's consent.

                  Subject to the above provisions, the Board shall have all necessary authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 9. UNFUNDED STATUS OF PLAN.

                  The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 10. GENERAL PROVISIONS.

                  (a) The Committee may require each Participant acquiring Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock without a view to distribution thereof. Any certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                           All shares of Stock or other securities issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any certificates for such shares to make appropriate reference to such restrictions or to cause such restrictions to be noted in the records of the Company's stock transfer agent and any applicable book entry system.

                  (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any Participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, or change the job title, duties, authority, position or compensation of any Participant in the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

                  (d) For purposes of this Plan, a transfer of a Participant between the Company and any of its Subsidiaries or Affiliates, or between such Subsidiaries or Affiliates, shall not be deemed a termination of employment or adversely affect or enlarge the rights of any Participant under this Plan or with respect to any Award.

                  (e) No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including unrestricted Stock previously owned by the Participant or Stock that is part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Section 16 Participant to settle such tax withholding obligation with Stock that is previously owned by the Participant or part of such Award shall be subject to prior approval by the Committee, in its sole discretion. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and Affiliates to the extent permitted by law shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                  (f) The actual or deemed reinvestment of dividends in additional Stock or Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account the then outstanding and previously granted Restricted Stock and Stock Options).

                  (g) The Plan, all Awards made and all actions taken thereunder and any agreements relating thereto, shall be governed by and construed in accordance with the laws of the State of Ohio.

                  (h) In the event any Award is transferred or assigned pursuant to a court order, such transfer or assignment shall be without liability to the Company and the Company shall have the right to offset against such Award any expenses (including attorneys' fees) incurred by the Company in connection with such transfer or assignment.

                  (i) All Award Agreements entered into with Participants pursuant to the Plan shall be subject to the Plan. A Participant who receives an Award under the Plan shall not have any rights with the respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award, in the form approved by the Committee; has delivered a fully-executed copy of such Award Agreement to the Company; and has otherwise complied with the applicable terms and conditions of such Award.

                  (j) The provisions of Awards need not be the same with respect to each Participant.


SECTION 11. SHAREHOLDER APPROVAL; EFFECTIVE DATE OF PLAN.

                  The Plan was adopted by the Board on January 31, 2003 and is subject to approval by the holders of the Company's outstanding Stock, in accordance with applicable law. The Plan will become effective on the date of such approval.

SECTION 12. TERM OF PLAN.

                  No Award shall be granted pursuant to the Plan on or after January 31, 2013, but Awards granted prior to such date may extend beyond that date.